                                               The Registrant requests that the
                                               Registration Statement become
                                               effective immediately upon
                                               filing pursuant to Securities
                                               Act Rule 462.

            As filed with the Securities and Exchange Commission on May 16, 1997

                                            REGISTRATION NO. 333-_______________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                       ALABAMA NATIONAL BANCORPORATION
           (Exact name of registrant as specified in its charter)



                    DELAWARE                               6711                              63-1114426
           (State or other jurisdiction of        (Primary standard industrial            (I.R.S. employer
           incorporation or organization)         classification code number)          identification number)


                           1927 FIRST AVENUE NORTH
                          BIRMINGHAM, ALABAMA 35203
                                (205) 583-3654
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ALABAMA NATIONAL BANCORPORATION
                      EMPLOYEE CAPITAL ACCUMULATION PLAN
                           (full title of the Plan)

                          -------------------------

                             JOHN H. HOLCOMB, III
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       ALABAMA NATIONAL BANCORPORATION
                           1927 FIRST AVENUE NORTH
                          BIRMINGHAM, ALABAMA 35203
                                (205) 583-3654
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a Copy to:

                              J. MICHAEL SAVAGE
                         MAYNARD, COOPER & GALE, P.C.
                           1901 SIXTH AVENUE NORTH
                                  Suite 2400
                           BIRMINGHAM, ALABAMA  35203

                               ------------------



                       CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED
 TITLE OF EACH CLASS  OF                          PROPOSED MAXIMUM            MAXIMUM               AMOUNT OF
 SECURITIES TO BE           AMOUNT TO BE          OFFERING PRICE              AGGREGATE             REGISTRATION
 REGISTERED                 REGISTERED (1)        PER UNIT(1)                 OFFERING PRICE(1)     FEE

-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00
 par value                  300,000 shares       $19.63 per share              $5,889,000             $1,785
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock on the National Association of Securities Dealers Annotated Quotation System on May 13, 1997, as reported by the Wall Street Journal.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an undetermined amount of interests to be offered or sold pursuant to the Alabama National Bancorporation Employee Capital Accumulation Plan described herein.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Alabama National Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

         3. The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Registrant contains a provision which, subject to certain exceptions described below, eliminates the liability of a director of the Registrant to the Registrant or to its stockholders for monetary damages for any breach of duty as a director. This provision does not eliminate the liability of a director (i) for violations of his duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Corporation Law") relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Bylaws of the Registrant require the Registrant to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director of the Registrant or any other corporation, including the Registrant's subsidiaries, for which he served as such at the request of the Registrant. Directors are entitled to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of the Registrant's Certificate of Incorporation described in the preceding paragraph. Directors are also entitled to have the Registrant advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

         In addition to the Bylaws of the Registrant, Section 145(c) of the Delaware Corporation Law requires the Registrant to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above. The Delaware Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

         The Board of Directors of the Registrant also has the authority to extent to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

        * 4.1    Certificate of Incorporation of Registrant--filed as Exhibit
                 3.1 to Registrant's Registration Statement on Form S-4 (No. 33-97152)

        * 4.2 Bylaws of Registrant--filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (No. 33- 97152)

            5    Opinion of Maynard, Cooper & Gale, P.C.

         23.1    Consent of Ernst & Young LLP

         23.2    Consent of Coopers & Lybrand

         23.3    Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5)



----------------------------

* Incorporated by Reference

  In reference to Exhibit 5, the Registrant undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 24th day of April, 1997.

                                        ALABAMA NATIONAL BANCORPORATION

                                        By:/s/ John H. Holcomb, III
                                           ------------------------------------
                                           John H. Holcomb, III
                                           Chairman of the Board and Chief
                                           Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 24, 1997.

            Signature                                    Title
            ---------                                    -----
(i)     Principal Executive Officer:


        /s/ John H. Holcomb, III
        --------------------------              Chairman of the Board,Chief
        John H. Holcomb, III                    Executive Officer and a Director

(ii)    Principal Financial Officer and
        Principal Accounting Officer:


        /s/ James S. Parks, Jr.
        --------------------------              Senior Vice President--Finance,
        James S. Parks, Jr.                     Controller and Treasurer

(iii)   Board of Directors:


        --------------------------              Director
        T. Morris Hackney


        /s/ John D. Johns                       Director
        --------------------------
        John D. Johns


        /s/ John J. McMahon, Jr.                Director
        --------------------------
        John J. McMahon, Jr.

            Signature                                    Title
            ---------                                    -----

        /s/ C. Phillip McWane                   Director
        --------------------------
        C. Phillip McWane


        /s/ William D. Montgomery               Director
        --------------------------
        William D. Montgomery


        --------------------------              Director
        Drayton Nabers, Jr.


        /s/ Victor E. Nichol                    Director
        --------------------------
        Victor E. Nichol


        /s/ Ronald W. Orso, M.D.                Director
        --------------------------
        Ronald W. Orso, M.D.


        /s/ G. Ruffner Page, Jr.                Director
        --------------------------
        G. Ruffner Page, Jr.


        /s/ W. Stancil Starnes                  Director
        --------------------------
        W. Stancil Starnes

         Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on April 24, 1997.

                                        National Bank of Commerce of Birmingham


                                        By:/s/ William C. Josey
                                           ------------------------------------
                                           Its Authorized Trust Officer